EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59598, 333-62022, 333-88086, 333-116755 and 333-151580) and the Registration Statement on Form S-3 (No. 333-69646) of Kindred Healthcare, Inc. of our report dated February 23, 2011 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky

February 23, 2011